Exhibit 99.1

Equitrans Midstream to Eliminate Incentive Distribution Rights

PITTSBURGH, PA (February 14, 2019) — Equitrans Midstream Corporation (NYSE: ETRN), EQM Midstream Partners, LP (NYSE: EQM), and certain of their affiliates today announced that they have entered into a definitive agreement to exchange and eliminate the EQM Incentive Distribution Rights (IDRs) and restructure the economic general partner interest in EQM. As outlined, the agreement exchanges the IDRs for 80 million newly issued EQM common units and 7 million newly issued EQM Class B units, both representing limited partner interests in EQM; and provides ETRN a non-economic general partner interest in EQM (IDR Elimination Transaction).

The EQM Class B units are not entitled to receive cash distributions from EQM until they become convertible into EQM common units. At the holder’s option, the Class B units will be convertible into EQM common units in three tranches: 2.5 million units convertible on April 1, 2021; 2.5 million units convertible on April 1, 2022; and 2 million units convertible on April 1, 2023. The IDR Elimination Transaction is subject to the satisfaction or waiver of certain customary conditions and is expected to close in February 2019, at which time ETRN will beneficially own approximately 60% of the limited partner interest in EQM. Following the transaction, EQGP Holdings, LP will be a wholly owned subsidiary of EQM. The boards of directors of ETRN and EQM, as well as the EQM Conflicts Committee, have unanimously approved the IDR Elimination Transaction.

“The elimination of the IDRs is another step in removing the financial complexity in our structure and fully aligns ETRN and EQM moving forward,” said Thomas F. Karam, chief executive officer of ETRN and EQM. “By utilizing the Class B units, EQM will benefit from an enhanced financial position, providing the flexibility needed for completing several large growth projects; and ETRN will hold a 60% ownership interest in EQM.”

The IDR Elimination Transaction is expected to be accretive to EQM distributable cash flow per unit beginning in 2021.

Advisors to the IDR Elimination Transaction

Guggenheim Securities, LLC and Goldman Sachs & Co. LLC acted as financial advisors and Baker Botts L.L.P. acted as legal advisor to ETRN. Evercore acted as financial advisor and Richards, Layton & Finger, P.A. acted as legal advisor to the Conflicts Committee of EQM.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the general partner interest, the incentive distribution rights, and a 30.6% limited partner interest in EQM.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com

About EQM Midstream Partners

EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 2,200 miles of high- and low-pressure gathering lines.

For more information on EQM Midstream Partners, LP, visit www.eqm-midstreampartners.com

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the satisfaction or waiver of any conditions to closing the IDR Elimination Transaction; the expected closing of the IDR Elimination Transaction and ETRN’s ultimate ownership percentage of the limited partner interest in EQM following the closing of the IDR Elimination Transaction. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, “Risk Factors” of ETRN’s Form 10 registration statement filed with the Securities and Exchange Commission (SEC) and Item 1A, “Risk Factors” of ETRN’s Form 10-K for the year ended December 31, 2018 to be filed with the SEC, and (ii) Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2017 as filed with the SEC and Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2018 to be filed with the SEC, in each case as may be updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and ETRN and EQM do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Analyst/Investor inquiries:

Nate Tetlow

Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox

Director, Corporate Communications

412-395-3941

ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation